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                                                                      EXHIBIT 21

                              MATERIAL SUBSIDIARIES

1.       Trunkline Gas Company, LLC, a Delaware limited liability company

2.       Pan Gas Storage Company, LLC, a Delaware limited liability company

3.       Panhandle Partner, LLC, a Delaware limited liability company

4.       Panhandle Holdings, LLC, a Delaware limited liability company

5.       Trunkline LNG Holdings, LLC, a Delaware limited liability company

6.       Trunkline LNG Company, LLC, a Delaware limited liability company